Exhibit 4.3

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

LARGE SCALE BIOLOGY CORPORATION

WARRANT TO PURCHASE COMMON STOCK

Issued August 5, 2005
Void After February 5, 2011

          THIS CERTIFIES THAT, for value received by Large Scale Biology Corporation, a Delaware corporation (the “Company”), Robert Erwin, IRA (the “Holder”), is entitled, subject to the terms and conditions of this Warrant, to purchase from the Company, at any time on or after the day beginning six months after the date hereof (i.e., February 5, 2006 or the “Initial Exercise Date”) and on or before 5:00 p.m., Pacific Time, on February 5, 2011 (the “Expiration Date”), Warrant Stock (as defined below) in the amount and at the Exercise Price (as defined below) subject to adjustment as set forth herein.

          This Warrant is issued pursuant to that certain Note and Warrant Purchase Agreement dated as of August 5, 2005 (the “Purchase Agreement”), by and among the Company and the original holder of this Warrant, and is subject to the provisions thereof.

1.       EXERCISE

          The terms and conditions upon which this Warrant may be exercised are as follows.

          1.1          Warrant Stock.  For purposes of this Warrant, the term “Warrant Stock” means up to 154,321 shares of the Common Stock, $0.001 par value, of the Company (“LSBC Stock”).

          1.2          Exercise Price.  For purposes of this Warrant, the term “Exercise Price” means: $0.81* per share.

          1.3          Exercise of Warrant.  If Holder elects to purchase LSBC Stock upon exercise hereof, the exercise of the purchase rights evidenced by this Warrant shall be effected by: (a) the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Company at its principal offices; and (b) the delivery of the Exercise Price by check or bank draft payable to the Company’s order, or any other form of consideration approved by the Company’s Board of Directors, for the number of shares for which the purchase rights hereunder are being exercised.

          1.4          Issuance of Shares.  In the event the purchase rights evidenced by this Warrant are exercised in whole or in part, a certificate or certificates for the purchased shares shall be issued to the Holder as soon as practicable.  In the event the purchase rights evidenced by this Warrant are exercised in part, the Company will also issue to the Holder a new warrant representing the unexercised purchase rights.

          1.5          Adjustment of Shares and Exercise Price.  The Company shall proportionately adjust the number of the Warrant Stock and the per share Exercise Price if any change is made to the Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class.  Such adjustments are to be effected in a manner which shall not otherwise affect Holder’s rights and obligations under this Agreement.

2.       FRACTIONAL SHARES

          No fractional shares shall be issued in connection with any exercise of this Warrant.  In lieu of the issuance of such fractional share, the Company, as applicable, shall make a cash payment equal to the then fair market value of such fractional share as determined by the respective Board of Directors of the Company, as the case may be.

* The closing bid price of LSBC Stock on the day prior to the Closing.

3.       RESERVATION OF SHARES

          The Company shall at all times reserve and keep available out of its authorized but unissued shares of LSBC Stock, solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the entire Warrant, in addition to such other remedies as shall be available to the holder of this Warrant, the Company will use its reasonable best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

4.       PRIVILEGE OF STOCK OWNERSHIP

          Prior to the exercise of this Warrant, the Holder shall not be entitled, by virtue of holding this Warrant, to any rights of a stockholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company except as required by law.

5.       LIMITATION OF LIABILITY

          No provision hereof, in the absence of affirmative action by the Holder hereof to purchase either the LSBC Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such Holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

6.       NO TRANSFER

          Until February 4, 2006, this Warrant and all rights hereunder may not be transferred in whole or in part without the prior written consent of the Company, except for a transfer to a member of Holder’s family, and any such attempted transfer without the Company’s consent shall be null and void.

7.       PAYMENT OF TAXES

          The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than any thereof on, based on or measured by, the net income of the holder thereof) that may be imposed in respect of, the issue or delivery of the LSBC Stock. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of the LSBC Stock in any name other than that of the Holder, and in such case, the Company, as the case may be, shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.

8.       LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9.       SATURDAYS, SUNDAYS, HOLIDAYS

          If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised, except as to the purchase price, on the next succeeding day not a legal holiday.

10.     GOVERNING LAW

          This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of California.

LARGE SCALE BIOLOGY CORPORATION

By	/s/ RONALD J. ARTALE

Name:	Ronald J. Artale
Title:	Chief Operating Officer, Chief
Financial Officer, and Senior Vice President

[Warrant to Purchase Common Stock issued to each Investor.]

NOTICE OF EXERCISE

To:          Large Scale Biology Corporation

                         (1)     The undersigned hereby elects to purchase ________ shares of Warrant Stock of the pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

                         (2)     Payment of the Exercise Price in the amount of $_________ is included herewith by check or bank draft.

                         (3)     Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Stock shall be delivered to the following:

_______________________________

_______________________________

_______________________________

                         (4)     Representations and Warranties of Investor.  The undersigned hereby makes the representations and warranties set forth in Section 4 of the Purchase Agreement.

[HOLDER]

By:

Name:

Dated: